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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated November 21, 1997 (with respect to Note B[7], January 31, 1998, and Note N, March 19, 1998) relating to the financial statements of Certified Diabetic Services, Inc., formerly Certified Diabetic Supplies Inc., included in this Registration Statement on Form S-1 and related Prospectus.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Richard A. Eisner & Company, LLP
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New York, New York
April 16, 1998